UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 (1)

Date of Report (Date of earliest event reported): December 6, 2011

ALLBRITTON COMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

Commission file number: 333-02302

Delaware	74-1803105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

1000 Wilson Boulevard

Suite 2700

Arlington, VA 22209

(Address of principal executive offices, including zip code)

(703) 647-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14k-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)	Pursuant to Section 15(d) of the Securities Exchange Act of 1934, the Company’s duty to file reports is automatically suspended as a result of having fewer than 300 holders of record of each class of its debt securities outstanding as of October 1, 2011, but the Company agreed under the terms of certain long-term debt to continue these filings in the future.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting (the “Meeting”) of the stockholder of Allbritton Communications Company (the “Company”) held on December 6, 2011, each of the incumbent directors of the Company was re-elected by the Company’s sole stockholder to serve until the next annual meeting and until his or her successor is elected and qualified. The elected directors were Barbara B. Allbritton, Robert L. Allbritton and Frederick J. Ryan, Jr. In addition, at the Meeting the Company’s sole stockholder adopted a resolution ratifying the acts and resolutions of the Company’s Board of Directors as shown in the written minutes in the minute books of the Company and the acts of the Company’s officers carrying into effect such acts and resolutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLBRITTON COMMUNICATIONS COMPANY

(Registrant)

December 9, 2011	/s/ Stephen P. Gibson
Date	Name: Stephen P. Gibson
Title: Senior Vice President and Chief Financial Officer